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                                   EXHIBIT 21
                          FLEET FINANCIAL GROUP, INC.
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                         SUBSIDIARIES OF THE REGISTRANT

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SUBSIDIARY                                                  JURISDICTION OF INCORPORATION
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Banking Subsidiaries:
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Fleet Banking Group, Inc.                                   Rhode Island
   Fleet Bank, National Association                         United States
   Fleet Bank of Massachusetts, National Association        United States
Fleet National Bank                                         United States
Fleet New York, Inc.                                        New York
   Fleet Bank of New York                                   New York
   Fleet Bank                                               New York
Merrill/Norstar Bankshare Association                       Maine
   Fleet Bank of Maine                                      Maine
Indian Head Banks, Inc.                                     New Hampshire
   Fleet Bank-NH                                            New Hampshire

Nonbanking Subsidiaries:
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Fleet Mortgage Group, Inc.                                  Rhode Island
   Fleet Mortgage Corp.                                     Rhode Island
   Fleet Real Estate Funding Corp.                          South Carolina
   Fleet Mortgage Securities, Inc.                          Rhode Island
Fleet Financial Corporation                                 Rhode Island
   Fleet Finance, Inc.                                      Rhode Island
   Fleet Finance, Inc.                                      Delaware
Fleet Credit Corporation                                    Rhode Island
Fleet Securities, Inc.                                      New York
Fleet Brokerage Securities, Inc.                            Delaware
AFSA Data Corporation                                       California
Fleet Private Equity Co., Inc.                              Rhode Island
Fleet Investment Services, Inc.                             Rhode Island
Fleet Services Corporation                                  New York
Fleet Investment Advisors, Inc.                             New York
Fleet Trust Company                                         New York
   Fleet Trust Company of Florida, N.A.                     United States
Recoll Management Corporation                               Rhode Island
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